Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements pertaining to the L Brands, Inc. 401(k) Savings and Retirement Plan:

(1)    Registration Statement (Form S-8 No. 333-251226);
(2)     Registration Statement (Form S-8 No. 333-206787);
(3)    Registration Statement (Form S-3 ASR No. 333-229414); and
(4)     Registration Statement (Form S-4 No. 333-227288)

of our report dated June 29, 2021, with respect to the financial statements and schedule of the L Brands, Inc. 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

June 29, 2021
Grandview Heights, Ohio